Exhibit 99.1

Genpact Reports Full Year and Fourth Quarter 2020 Results

2020 Total Revenue of $3.7 billion, Up 5% (6% on a constant currency basis)1

2020 Global Client Revenue of $3.3 billion, Up 7%2

2020 Diluted EPS of $1.57, Up 1%; Adjusted Diluted EPS3 of $2.12, Up 3%

Quarterly Cash Dividend Increased By 10%

Board Approves $500 Million Increase to Share Repurchase Program

NEW YORK, February 9, 2021 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the fourth quarter and full year ended December 31, 2020.

“Our performance during 2020 reflects our agility and culture of embracing change that allowed us to rapidly meet client needs and successfully pivot to new ways of working,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “Led by the dedication of our global workforce, our ability to grow our top and bottom line is a testament to the resiliency of our business. The acceleration of digital transformation into new buying centers across all industries is expanding our total addressable market and providing us with many more opportunities to drive sustainable and profitable long-term growth.”

Key Financial Highlights – Full Year 2020

•	Total revenue was $3.7 billion, up 5% year-over-year (6% on a constant currency basis).[1]
•	Revenue from Global Clients was $3.3 billion, up 7% year-over-year, both on an as reported and constant currency basis[1], representing 88% of total revenue.
•	Revenue from GE was $459 million, down 4% year-over-year, representing 12% of total revenue.
•	Net income attributable to Genpact Limited shareholders was $308 million, up 1% year-over-year, with a corresponding margin of 8.3%.
•

Income from operations was $439 million, up 2% year-over-year, with a corresponding margin of 11.8%.   Adjusted income from operations was $589 million, up 5% year-over-year, with a corresponding margin of 15.9%.[4]

•	Diluted earnings per share was $1.57, up 1% year-over-year, and adjusted diluted earnings per share[3] was $2.12, up 3% year-over-year.
•

Income from operations and diluted earnings per share include $26.5 million of restructuring charges related to employee severance costs and lease impairment charges recorded in the second and third quarters of 2020.  These restructuring charges are excluded from adjusted income from operations[4] and adjusted diluted earnings per share.[3]

•	New bookings were approximately $3.1 billion, down 20% year-over-year. Global Client new bookings were down 8% year-over-year.[5]

[1] Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2] Both on an as reported and constant currency basis. Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[3] Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

[4] Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

[5] New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts.  Regular renewals of contracts with no change in scope are not counted as new bookings.

•	Cash generated from operations was $584 million, up 36% from $428 million in 2019.
•	Genpact repurchased approximately 3.4 million of its common shares for total consideration of approximately $137 million at an average price per share of $40.16.

Key Financial Highlights – Fourth Quarter 2020

•	Total revenue was $951 million, up 1% year-over-year, both on an as reported and constant currency basis.[1]
•	Revenue from Global Clients was $841 million, up 4% year-over-year (3% on a constant currency basis)[1], representing 89% of total revenue.
•	Revenue from GE was $109 million, down 16% year-over-year, representing 11% of total revenue.
•	Net income was $75 million, down 9% year-over-year, with a corresponding margin of 7.9%.
•

Income from operations was $113 million, down 5% year-over-year, with a corresponding margin of 11.9%.   Adjusted income from operations was $148 million, down 7% year-over-year, with a corresponding margin of 15.5%.[4]

•	Diluted earnings per share was $0.38, down 10% year-over-year, and adjusted diluted earnings per share[3] was $0.51, down 11% year-over-year.
•	Cash generated from operations was $159 million, up 83% from $87 million in the fourth quarter of 2019.
•	Genpact repurchased approximately 1.6 million of its common shares during the quarter for total consideration of approximately $63 million at an average price per share of $38.94.

Capital Allocation

•

Genpact’s Board of Directors approved a quarterly cash dividend of $0.1075, a 10% increase, payable on March 19, 2021 to shareholders of record as of the close of business on March 10, 2021, and an increase of $500 million to the Company’s existing share repurchase authorization.

Full Year 2021 Outlook

Genpact expects:

•	Total revenue of $3.93 to $3.99 billion, up 6% to 7.5%, or 5.0% to 6.5% on a constant currency basis.[1]
•	Global Client revenue growth in the range of 8.0% to 10%, or 7.0% to 9.0% on a constant currency basis.[1]
•	Adjusted income from operations margin[6] of approximately 16.0%.
•	Adjusted diluted EPS[7] of $2.26 to $2.29.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on February 9, 2021 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2020. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 5589896.

A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[6] Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

[7]Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects, including our outlook for 2021, financial results, intention to pay dividends or repurchase our common shares and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the COVID-19 pandemic on our business, the health and safety of our employees, clients, partners and suppliers, as well as the physical and economic impacts of the various recommendations, orders and protocols issued by local and national governmental agencies in response to the pandemic, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2019	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$467,096	$680,440
Accounts receivable, net of reserve for doubtful receivables of $29,969 and allowance for credit losses of $27,707 as of December 31, 2019 and 2020, respectively	914,255	881,020
Prepaid expenses and other current assets	170,325	187,408
Total current assets	$1,551,676	$1,748,868

Property, plant and equipment, net	254,035	231,122
Operating lease right-of-use assets	330,854	304,714
Deferred tax assets	89,715	106,674
Intangible assets, net	230,861	236,732
Goodwill	1,574,466	1,695,688
Contract cost assets	205,498	225,897
Other assets, net of reserve for doubtful assets of $0 and allowance for credit losses of $3,134 as of December 31, 2019 and 2020, respectively	217,079	323,818
Total assets	$4,454,184	$4,873,513

Liabilities and equity
Current liabilities
Short-term borrowings	$70,000	$250,000
Current portion of long-term debt	33,509	33,537
Accounts payable	21,981	13,910
Income taxes payable	43,186	41,941
Accrued expenses and other current liabilities	683,871	806,769
Operating leases liability	57,664	56,479
Total current liabilities	$910,211	$1,202,636

Long-term debt, less current portion	1,339,796	1,307,371
Operating leases liability	302,100	289,363
Deferred tax liabilities	3,990	1,516
Other liabilities	208,916	238,398
Total liabilities	$2,765,013	$3,039,284

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized 190,118,181 and 189,045,661 issued and outstanding as of December 31, 2019 and 2020, respectively	1,896	1,885
Additional paid-in capital	1,570,575	1,636,026
Retained earnings	648,656	741,658
Accumulated other comprehensive income (loss)	(531,956)	(545,340)
Total equity	$1,689,171	$1,834,229

Total liabilities and equity	$4,454,184	$4,873,513

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2018	2019	2020
Net revenues	$835,339	$940,739	$950,568
Cost of revenue	533,134	630,648	613,645
Gross profit	$302,205	$310,091	$336,923
Operating expenses:
Selling, general and administrative expenses	178,580	212,650	207,860
Amortization of acquired intangible assets	9,716	9,047	11,670
Other operating (income) expense, net	3,068	(31,124)	4,340
Income from operations	$110,841	$119,518	$113,053
Foreign exchange gains (losses), net	186	4,083	(4,129)
Interest income (expense), net	(9,473)	(9,971)	(10,888)
Other income (expense), net	5,078	719	2,292
Income before equity-method investment activity, net and income tax expense	$106,632	$114,349	$100,328
Equity-method investment activity, net	10	—	—
Income before income tax expense	$106,642	$114,349	$1,00,328
Income tax expense	27,495	32,151	25,346
Net income	$79,147	$82,198	$74,982
Net loss (income) attributable to redeemable non-controlling interest	—	—	—
Net income attributable to Genpact Limited shareholders	$79,147	$82,198	$74,982

Net income available to Genpact Limited common shareholders	$79,147	$82,198	$74,982
Earnings per common share attributable to Genpact Limited common Shareholders
Basic	$0.42	$0.43	$0.40
Diluted	$0.41	$0.42	$0.38
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	189,724,744	190,083,647	189,470,107
Diluted	193,149,836	196,592,325	194,823,683

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year ended December 31,
	2018	2019	2020
Net revenues	$3,000,790	$3,520,543	$3,709,377
Cost of revenue	1,921,768	2,294,688	2,418,137
Gross profit	$1,079,022	$1,225,855	$1,291,240
Operating expenses:
Selling, general and administrative expenses	693,865	794,901	789,849
Amortization of acquired intangible assets	38,850	32,612	43,343
Other operating (income) expense, net	(1,845)	(31,034)	19,331
Income from operations	$348,152	$429,376	$438,717
Foreign exchange gains (losses), net	15,239	7,729	7,482
Interest income (expense), net	(37,119)	(43,458)	(48,960)
Other income (expense), net	35,761	5,786	3,238
Income before equity-method investment activity, net and income tax expense	$362,033	$399,433	$400,477
Equity-method investment activity, net	(12)	(16)	—
Income before income tax expense	$362,021	$399,417	$400,477
Income tax expense	80,763	94,536	92,201
Net income	$281,258	$304,881	$308,276
Net loss (income) attributable to redeemable non-controlling interest	761	—	—
Net income attributable to Genpact Limited shareholders	$282,019	$304,881	$308,276

Net income available to Genpact Limited common shareholders	$282,019	$304,881	$308,276
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$1.48	$1.60	$1.62
Diluted	$1.45	$1.56	$1.57
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	190,674,740	190,074,475	190,396,780
Diluted	193,980,038	195,160,855	195,780,971

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2018	2019	2020
Operating activities
Net income attributable to Genpact Limited shareholders	$282,019	$304,881	$308,276
Net loss attributable to redeemable non-controlling interest	(761)	—	—
Net income	$281,258	$304,881	$308,276
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,868	96,101	116,499
Amortization of debt issuance costs (including loss on extinguishment of debt)	3,975	1,779	2,248
Amortization of acquired intangible assets	38,850	32,612	43,343
Write-down of intangible assets and property, plant and equipment	4,265	3,511	14,083
Reserve for doubtful receivables/allowance for credit losses	1,857	7,443	5,707
Unrealized loss (gain) on revaluation of foreign currency asset/liability	3,352	(5,171)	9,578
Stock-based compensation expense	48,998	83,885	74,008
Deferred tax expense (benefit)	6,054	(16,315)	(22,587)
Write-down of operating lease right-of-use assets and other assets	—	—	18,084
Gain on exchange of non-monetary asset	—	(31,380)	—
Others, net	1,329	(2,213)	(1,291)
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(76,894)	(121,983)	42,505
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(76,392)	(69,813)	(99,852)
Increase (decrease) in accounts payable	26,401	(21,375)	(12,480)
Increase in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	5,993	157,580	87,180
Increase (decrease) in income taxes payable	5,597	8,346	(993)
Net cash provided by operating activities	$339,511	$427,888	$584,308
Investing activities
Purchase of property, plant and equipment	(84,978)	(74,927)	(70,170)
Payment for internally generated intangible assets (including intangibles under development)	(75,439)	(33,834)	(10,201)
Proceeds from sale of property, plant and equipment	668	1,750	607
Proceeds from sale of equity affiliates	—	2,168	—
Payment for business acquisitions, net of cash acquired	(111,571)	(252,276)	(186,633)
Payment for redeemable non-controlling interest	(4,730)	—	—
Net cash used for investing activities	$(276,050)	$(357,119)	$(266,397)
Financing activities
Repayment of capital/finance lease obligations	(2,395)	(7,380)	(10,567)
Payment of debt issuance costs	(4,293)	(2,317)	(620)
Proceeds from long-term debt	129,186	400,000	—
Repayment of long-term debt	(166,186)	(34,000)	(34,000)
Proceeds from short-term borrowings	250,000	400,000	610,000
Repayment of short-term borrowings	(125,000)	(625,000)	(430,000)
Proceeds from issuance of common shares under stock-based compensation plans	14,034	19,670	25,135
Payment for net settlement of stock-based awards	(15,919)	(3,850)	(34,083)
Payment of earn-out consideration	(3,356)	(12,790)	(6,552)
Dividend paid	(57,102)	(64,671)	(74,212)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(154,156)	(30,015)	(137,112)
Net cash provided by/ (used for) financing activities	$(135,187)	$39,647	$(92,011)
Effect of exchange rate changes	(64,346)	(11,716)	(12,556)
Net increase (decrease) in cash and cash equivalents	(71,726)	110,416	225,900
Cash and cash equivalents at the beginning of the period	504,468	368,396	467,096
Cash and cash equivalents at the end of the period	$368,396	$467,096	$680,440
Supplementary information
Cash paid during the period for interest on borrowings (including interest rate swaps)	$41,484	$45,084	$49,101
Cash paid during the period for income taxes, net of refunds	$81,411	$104,217	$193,946
Property, plant and equipment acquired under capital/finance lease obligations	$2,031	$5,008	$29,526
Non-cash transaction: Gain on exchange of non-monetary asset	$—	$(31,380)	$—

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. During the second quarter of 2020, as a result of the COVID-19 pandemic, the Company initiated restructuring measures. In connection with the restructuring, the Company has recorded a charge related to the following: i) right-of-use lease assets and other assets related to certain abandoned leased office properties in the second quarter of 2020, and ii) employee severance costs related to a focused reduction in Genpact’s workforce in the second and third quarters of 2020. Genpact’s management believes that excluding such charges provides useful information to both management and investors regarding the Company’s financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management has adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and restructuring expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the year and three months ended December 31, 2019 and 2020:

Reconciliation of Net income attributable to Genpact Limited shareholders/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2019	2020	2019	2020
Net income attributable to Genpact Limited shareholders	$304,881	$308,276	$82,198	$74,982
Foreign exchange (gains) losses, net	(7,729)	(7,482)	(4,083)	4,129
Interest (income) expense, net	43,458	48,960	9,971	10,888
Income tax expense	94,536	92,201	32,151	25,346
Stock-based compensation expense	83,885	74,008	22,579	18,190
Amortization and impairment of acquired intangible assets	31,458	43,648	8,768	11,430
Restructuring expenses	-	26,547	-	-
Acquisition-related expenses	8,352	2,650	7,385	2,650
Adjusted income from operations	$558,841	$588,808	$158,969	$147,615
Net income attributable to Genpact Limited shareholders margin	8.7%	8.3%	8.7%	7.9%
Adjusted income from operations margin	15.9%	15.9%	16.9%	15.5%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2019	2020	2019	2020
Income from operations	$429,376	$438,717	$119,518	$113,053
Stock-based compensation expense	83,885	74,008	22,579	18,190
Amortization and impairment of acquired intangible assets	31,458	43,648	8,768	11,430
Acquisition-related expenses	8,352	2,650	7,385	2,650
Other income (expense), net	5,786	3,238	719	2,292
Restructuring expenses	-	26,547	-	-
Equity-method investment activity, net	(16)	-	-	-
Adjusted income from operations	$558,841	$588,808	$158,969	$147,615
Income from operations margin	12.2%	11.8%	12.7%	11.9%
Adjusted income from operations margin	15.9%	15.9%	16.9%	15.5%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8

(Per share data)

	Year ended December 31,		Three months ended December 31,
	2019	2020	2019	2020
Diluted EPS	$1.56	$1.57	$0.42	$0.38
Stock-based compensation expense	0.43	0.38	0.11	0.09
Amortization and impairment of acquired intangible assets	0.16	0.22	0.04	0.06
Acquisition-related expenses	0.04	0.01	0.04	0.01
Restructuring expenses	-	0.14	-	-
Tax impact on stock-based compensation expense	(0.10)	(0.11)	(0.02)	(0.03)
Tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.06)	(0.01)	(0.01)
Tax impact on acquisition-related expenses	(0.01)	(0.00)	(0.01)	(0.00)
Tax impact on restructuring expenses	-	(0.03)	-	-
Adjusted diluted EPS	$2.05	$2.12	$0.57	$0.51

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2021:

Reconciliation of Outlook for Net income attributable to Genpact Limited shareholders Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2021
Net income attributable to Genpact Limited shareholders margin	8.8%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	2.8%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	1.4%
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2021
Income from operations margin	12.6%
Estimated stock-based compensation expense	1.9%
Estimated amortization of acquired intangible assets	1.4%
Estimated other income (expense), net	0.1%
Adjusted income from operations margin	16.0%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9

(Per share data)

	Year ending December 31, 2021
	Lower	Upper
Diluted EPS	$1.77	1.80
Estimated stock-based compensation expense	0.38	0.38
Estimated amortization of acquired intangible assets	0.29	0.29
Estimated tax impact on stock-based compensation expense	(0.11)	(0.11)
Estimated tax impact on amortization of acquired intangible assets	(0.08)	(0.08)
Adjusted diluted EPS	$2.26	2.29	7

[9] Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.